JUNO LIGHTING ANNOUNCES

                            COMPLETION OF MERGER


      Des Plaines, Ill - (June 30, 1999) - Juno Lighting, Inc.
(Nasdaq:Juno) today announced that it has completed the merger between Juno and Fremont Investors.

      The preliminary results of the proration of the merger consideration payable to Juno stockholders in connection with the merger will be announced shortly. Stockholders of Juno should anticipate receiving transmittal materials shortly from First Chicago Trust Company detailing instructions for transmitting their shares in exchange for the merger consideration.

      Juno is a specialist in the design, manufacturing, and marketing of lighting fixtures for commercial and residential use.

      Any offering of securities in connection with the merger and recapitalization will be made only by means of a prospectus. This news release shall not constitute an offer to sell or the solicitation of any offer to buy the securities described above, nor shall there be any sale of these securities in any state in which such offering, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state. This press release may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which reflect Juno's current judgment on certain issues. Because such statements apply to future events, they are subject to risks and uncertainties that can cause the actual results to differ materially. Important factors which could cause actual results to differ materially are described in Juno's reports on Form 10-K and 10-Q and its registration statement on Form S-4 on file with the Securities and Exchange Commission.

CONTACT:    Joel Chemers of Juno Lighting, Inc. (847) 813-8384
            George Bilek of Juno Lighting, Inc. (847) 813-8330